Exhibit 99

100 Mission Ridge / Goodlettsville, Tennessee 37072-2170 / Telephone: (615) 855-4000 / www.dollargeneral.com

DOLLAR GENERAL PROVIDES UPDATE ON FTC REVIEW OF ITS

PROPOSED ACQUISITION OF FAMILY DOLLAR

GOODLETTSVILLE, Tenn. (BUSINESS WIRE), January 15, 2015 - Dollar General Corporation (NYSE: DG) today provided an update on the status of its discussions with the Federal Trade Commission (“FTC”) regarding its proposed acquisition of Family Dollar Stores, Inc. (NYSE: FDO).

FTC Review of Dollar General’s Proposed Acquisition of Family Dollar

As previously disclosed, since the launch of its tender offer to acquire all outstanding shares of Family Dollar, Dollar General has been actively engaged with the FTC. The Company has provided the agency with tens of thousands of documents and has participated in numerous meetings with FTC staff. This engagement is ongoing, and the FTC has reached no final conclusion regarding the number of divestitures that would be required by a Dollar General/Family Dollar combination. Dollar General has also had discussions with various potential buyers who have expressed interest in acquiring stores that may be required to be divested.

Despite the progress made to date and Dollar General’s desire and intention to continue working with the FTC to further refine its analysis, Dollar General has concluded that the additional step of certifying substantial compliance with the FTC’s request for further information and documentary material (“Second Request”) is necessary. To that end, Dollar General has been, and continues to be, concurrently working toward certifying substantial compliance, which Dollar General currently targets to complete by February 10, 2015. Dollar General has chosen not to be constrained by a timing agreement with the FTC. In the absence of such an agreement, the FTC will have 30 days from the date on which Dollar General certifies substantial compliance with the Second Request to determine either to allow the transaction to close or sue to enjoin the transaction. Although Dollar General believes that this matter is one that should be amenable to resolution by consent agreement with the FTC, it is prepared to defend litigation if necessary.

In its review of the proposed Dollar General/Family Dollar transaction, the FTC has departed from the approach used to analyze retail mergers over recent years and has instead relied heavily on an untested theoretical model for predicting circumstances in which pricing will increase. The use of this model as a predictor of the likelihood of price increases is controversial, and the model is highly sensitive to adjustments in its assumptions and specifications. Based on these and other factors, including Dollar General’s national, Walmart-focused prices, the Company believes that if given the opportunity to complete the FTC review process, including substantial compliance and potential litigation, the number of required store divestitures would be manageable and should not exceed the 1,500 store divestitures offered by Dollar General, particularly if Family Dollar becomes an ally in Dollar General’s discussions with the FTC.

Details of Tender Offer and Family Dollar Special Meeting

Family Dollar shareholders should tender their shares into Dollar General’s offer before it expires and vote the GOLD proxy card in order to vote AGAINST the merger agreement with Dollar Tree and the additional related proposals described in the definitive proxy materials. By tendering their shares into Dollar General’s tender offer and by voting the GOLD proxy card, Family Dollar shareholders will be sending a clear message to the Family Dollar Board to promptly engage in discussions with Dollar General. A vote against the merger agreement with Dollar Tree will not obligate Family Dollar shareholders to tender their shares in the Dollar General tender offer. However, anyone desiring to participate in the Dollar General tender offer must tender their shares pursuant to the tender offer prior to its expiration date.

Family Dollar shareholders who need additional copies of the tender offer statement, definitive proxy statement or related materials or who have questions regarding the offer or proxy solicitation should contact Innisfree M&A Incorporated, the information agent for the offer and the proxy solicitation, toll-free at (877) 750-5837.

Goldman, Sachs & Co. is acting as financial advisor to Dollar General. KKR Capital Markets and MCS Capital Markets are advising Dollar General on the financing. Simpson Thacher & Bartlett LLP is acting as its legal counsel.

Forward-Looking Statements

Dollar General includes “forward-looking statements” within the meaning of the federal securities laws throughout this release. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “scheduled,” “may,” “will,” “could,” “should,” “would,” “expect,” “believe,” “anticipate,” “project,” “plan,” “estimate,” “forecast,” “goal,” “objective,” “committed,” “intend,” “continue,” or “will likely result,” and similar expressions that concern Dollar General’s strategy, plans, intentions or beliefs about future occurrences or results.

Forward-looking statements are subject to risks, uncertainties and other factors that may change at any time and may cause actual results to differ materially from those that Dollar General expected. Many of these statements are derived from Dollar General’s operating budgets and forecasts, which are based on many detailed assumptions that Dollar General believes are reasonable, or are based on various assumptions about certain plans, activities or events which we expect will or may occur in the future. However, it is very difficult to predict the effect of known factors, and Dollar General cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed under “Risk Factors” in Dollar General’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission.

All forward-looking statements are qualified in their entirety by the cautionary statements that Dollar General makes from time to time in its SEC filings and public communications. Dollar General cannot assure the reader that it will realize the results or developments Dollar General anticipates, or, even if substantially realized, that they will result in the consequences or affect Dollar General or its operations in the way Dollar General expects. Forward-looking statements speak only as of the date made. Dollar General undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, Dollar General.

Important Additional Information

Dollar General has filed a definitive proxy statement and relevant documents in connection with the special meeting of the shareholders of Family Dollar at which the Family Dollar shareholders will consider certain proposals regarding the potential acquisition of Family Dollar by Dollar Tree, Inc. (the “Special Meeting Proposals”). Dollar General and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Family Dollar’s shareholders in connection with the Special Meeting Proposals. SHAREHOLDERS OF FAMILY DOLLAR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Dollar General at the SEC’s web site at http://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 750-5837 (toll free for shareholders) or (212) 750-5833 (collect for banks and brokers).

About Dollar General Corporation

Dollar General Corporation has been delivering value to shoppers for 75 years. Dollar General helps shoppers Save time. Save money. Every day!® by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, house wares and seasonal items at low everyday prices in convenient neighborhood locations. With more than 11,500 stores in 40 states, Dollar General has more retail locations than any retailer in America. In addition to high quality private brands, Dollar General sells products from America’s most-trusted manufacturers such as Clorox, Energizer, Procter & Gamble, Hanes, Coca-Cola, Mars, Unilever, Nestle, Kimberly-Clark, Kellogg’s, General Mills, and PepsiCo. For more information on Dollar General, please visit www.dollargeneral.com.

Contact Information

Investors:

Mary Winn Pilkington	(615) 855-5536

Media:

Brunswick Group:
Steve Lipin or Shahed Larson	(212) 333-3810

Dollar General Corporation:
Media Hotline	(877) 944-DGPR (3477)
Dan MacDonald	(615) 855-5209
Crystal Ghassemi	(615) 855-5210